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                                                                   EXHIBIT 23(c)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1996, on the consolidated financial statements of Lithotripters, Inc. as of December 31, 1995, 1994 and 1993, and for the years then ended included in Prime Medical Services, Inc.'s Form 8-K/A dated June 4, 1996, and to all references to our firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP

                                                Arthur Andersen LLP

Raleigh, North Carolina
  May 4, 1998